UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 7, 2018

BASSETT FURNITURE INDUSTRIES, INCORPORATED

(Exact name of registrant as specified in its charter)

VIRGINIA	0-209	54-0135270
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3525 FAIRYSTONE PARK HIGHWAY BASSETT, VIRGINIA	24055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 276/629-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) Director Election

On March 7, 2018, the Board elected Virginia W. Hamlet as a director. Ms. Hamlet was elected to serve until the 2019 Annual Meeting of Stockholders and thereafter if re-elected until her successor is duly elected and qualified. Ms. Hamlet was elected upon the recommendation of the Organization, Compensation and Nominating Committee of the Board.  The Board has determined that Ms. Hamlet will serve on the Organization, Compensation and Nominating Committee of the Board. Ms. Hamlet will receive compensation for her Board service as a non-employee director consistent with the Company’s director compensation program as described in the Company’s most recent proxy statement, and the Board has determined that Ms. Hamlet is an independent outside director. Ms. Hamlet is the owner of Hamlet Vineyards which she and her husband founded in 2010. She currently serves on the Board of the Harvest Foundation, and served on the Board of Trustees of Averett University from 2011 to 2015.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99	News release issued by Bassett Furniture Industries, Inc. on March 13, 2018

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

Date: March 13, 2018	By:	/s/ J. Michael Daniel
J. Michael Daniel
Title: Senior Vice President – Chief Financial Officer

EXHIBIT INDEX

Description

Exhibit No. 99      News release issued by Bassett Furniture Industries on March 13, 2018.